Exhibit 99.1

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2006, UNLESS EXTENDED (THE “EXPIRATION TIME”).

TRANSMERIDIAN EXPLORATION INC.

LETTER OF TRANSMITTAL

FOR

OFFER TO EXCHANGE

UP TO $290,000,000 REGISTERED SENIOR SECURED NOTES DUE 2010

FOR

ANY AND ALL OUTSTANDING UNREGISTERED SENIOR SECURED NOTES DUE 2010

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

For Delivery by Mail/Hand Delivery/Overnight Delivery:

The Bank of New York

101 Barclay Street

Corporate Trust Services Window

Ground Level

New York, New York 10286

Attn: Reorganization Section

By Facsimile Transmission (for eligible institutions only):

(212) 298-1915

To Confirm Receipt:

(212) 815- [TBD]

For Information Call:

(212) 815-3687

(Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.)

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN AND THE RELATED PROSPECTUS SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO TRANSMERIDIAN EXPLORATION INC. OR THE DEPOSITORY TRUST COMPANY.

By completing this letter of transmittal (“Letter of Transmittal”), you acknowledge that you have received and reviewed the prospectus dated                     , 2006 (the “Prospectus”) of Transmeridian Exploration Inc. (“Transmeridian”) and this Letter of Transmittal, which together constitute the “Exchange Offer.” This Letter of Transmittal and the Prospectus have been delivered to you in connection with Transmeridian’s offer to exchange up to $290,000,000 in aggregate principal amount of its Senior Secured Notes due 2010 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of its outstanding unregistered Senior Secured Notes due 2010 (the “Outstanding Notes”).

Transmeridian reserves the right, at any time and from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Time” shall mean the latest date and time to which the Exchange Offer is extended. Transmeridian shall timely notify the Exchange Agent of any extension by written notice.

This Letter of Transmittal is to be completed by a Holder (as defined below) of Outstanding Notes if (1) the Holder is delivering certificates for Outstanding Notes with this document; or (2) the tender of certificates for Outstanding Notes will be made by book-entry transfer to the account maintained by The Bank of New York, the exchange agent (the “Exchange Agent”) for the Exchange Offer, at The Depository Trust Company (“DTC”) according to the procedures described in the section of the Prospectus entitled “The Exchange Offer—Procedures for Tendering.” Please note that delivery of documents required by this Letter of Transmittal to DTC or Transmeridian does not constitute delivery to the Exchange Agent.

You must tender your Outstanding Notes according to the guaranteed delivery procedures described in this document if (1) the certificates for your Outstanding Notes are not immediately available; (2) the certificates for your Outstanding Notes, this Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Time; or (3) you are unable to complete the procedures for delivery of your Outstanding Notes by book-entry transfer prior to the Expiration Time.

More complete information about the guaranteed delivery procedures is contained in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

As used in this Letter of Transmittal, the term “Holder” means (1) any person in whose name Outstanding Notes are registered on the books of Transmeridian, (2) any other person who has obtained a properly executed bond power from the registered Holder or (3) any person whose Outstanding Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. You should use this Letter of Transmittal to indicate whether you would like to participate in the Exchange Offer. If you decide to tender your Outstanding Notes, you must complete this entire Letter of Transmittal.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF YOU HAVE QUESTIONS OR NEED HELP, OR IF YOU WOULD LIKE ADDITIONAL COPIES OF THE PROSPECTUS OR THIS LETTER OF TRANSMITTAL, YOU SHOULD CONTACT THE EXCHANGE AGENT AT THE PHONE NUMBER OR ADDRESS SET FORTH ON THE COVER PAGE OF THIS LETTER OF TRANSMITTAL.

List below the Outstanding Notes to which this Letter of Transmittal relates.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name(s) and Address(es) of Registered Owner(s) as (it/they) appear(s) on the Outstanding Notes	Certificate Numbers of Outstanding Notes*	Aggregate Principal Amount Represented by Outstanding Notes	Principal Amount Tendered**

____________________________________	__________	________________	_________
____________________________________	__________	________________	_________
____________________________________	__________	________________	_________
____________________________________	__________	________________	_________
Total Principal Amount of Outstanding Notes Tendered**

(If additional space is required, attach a sheet in substantially the above form.)

*	Need not be completed by book-entry holders.
**	Unless otherwise indicated, any tendering holder of Outstanding Notes will be deemed to have tendered the entire aggregate principal amount represented by its Outstanding Notes. All tenders must be in integral multiples of $1,000.

METHOD OF DELIVERY

☐	Check here if tendered Outstanding Notes are enclosed herewith.

☐	Check here if tendered Outstanding Notes are being delivered by book-entry transfer to an account maintained by the Exchange Agent at DTC and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	Check here if tendered Outstanding Notes are being delivered pursuant to a Notice of Guaranteed Delivery and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Eligible Institution that guaranteed delivery:

Account Number (if delivered by book-entry transfer):

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

According to the terms and conditions of the Exchange Offer, I hereby tender to Transmeridian the principal amount of Outstanding Notes indicated above. At the time these notes are accepted by Transmeridian, and exchanged for the same principal amount of Exchange Notes, I will sell, assign, and transfer to Transmeridian all right, title and interest in and to the Outstanding Notes I have tendered. I am aware that the Exchange Agent also acts as the agent of Transmeridian. By executing this document, I irrevocably appoint the Exchange Agent as my agent and attorney-in-fact for the tendered Outstanding Notes with full power of substitution to:

•	deliver certificates for the Outstanding Notes, or transfer ownership of the Outstanding Notes on the account books maintained by DTC, to Transmeridian and deliver all accompanying evidences of transfer and authenticity to Transmeridian; and

•	present the Outstanding Notes for transfer on the books of Transmeridian, receive all benefits and exercise all rights of beneficial ownership of these Outstanding Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, sell, assign, and transfer the Outstanding Notes that I am tendering. I represent and warrant that Transmeridian will acquire good and unencumbered title to the Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Outstanding Notes will not be subject to any adverse claim at the time Transmeridian acquires them. I further represent that:

•	the Exchange Notes I will acquire in exchange for the Outstanding Notes I have tendered pursuant to the Exchange Offer will be acquired in the ordinary course of my business;

•	I have no arrangements or understanding with any person to participate in a distribution of Outstanding Notes or any Exchange Notes issued to me within the meaning of the Securities Act; and

•	I am not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Transmeridian or, if I am an affiliate of Transmeridian, I will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission (“Commission”). These letters provide that the Exchange Notes issued in exchange for the Outstanding Notes in the Exchange Offer may be offered for resale, resold and otherwise transferred by a Holder of Exchange Notes, unless that person is an “affiliate” of Transmeridian (within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act. Moreover, the Exchange Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act.

I understand that if any of these conditions are not satisfied and I transfer Exchange Notes issued to me in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration and prospectus delivery requirements, I may incur liability under the Securities Act and that Transmeridian will not assume, nor will Transmeridian indemnify me against, any such liability.

If I am not a broker-dealer, I represent that I am not engaged in, and do not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act. If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities (an “Exchanging Dealer”), I acknowledge that I will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Transmeridian has agreed that, subject to the provisions of the registration rights agreement, dated as of December 12, 2005, by and among Transmeridian, the guarantors of the Outstanding Notes party thereto and the initial purchasers of the Outstanding Notes (as amended by the amendment agreement to the registration rights agreement, dated as of May 26, 2006), the Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such Exchanging Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 180 days after the consummation of the exchange offer.

In that regard, if I am an Exchanging Dealer, by tendering such Outstanding Notes and executing this Letter of Transmittal, I agree that, upon receipt of notice from Transmeridian of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, as amended, I will suspend the sale of Exchange Notes pursuant to the Prospectus until Transmeridian has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Exchanging Dealer or Transmeridian has given notice that the sale of the Exchange Notes may be resumed, as the case may be.

If Transmeridian gives such notice to suspend the sale of the Exchange Notes, it shall extend the 180-day period referred to above during which Exchanging Dealers are entitled to use the Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Exchanging Dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which Transmeridian has given notice that the sale of Exchange Notes may be resumed, as the case may be.

Upon request, I will execute and deliver any additional documents deemed by the Exchange Agent or Transmeridian to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes I have tendered.

I understand that Transmeridian will be deemed to have accepted validly tendered Outstanding Notes when Transmeridian gives oral or written notice of acceptance to the Exchange Agent.

If, for any reason, any tendered Outstanding Notes are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Outstanding Notes will be returned to me without charge at the address shown below or at a different address if one is listed below under “Special Delivery Instructions.” Any unaccepted Outstanding Notes which had been tendered by book-entry transfer will be credited to an account at DTC, promptly after the Expiration Time.

All authority granted or agreed to be granted by this Letter of Transmittal will survive my death, incapacity or, if I am a corporation or institution, my dissolution, and every obligation under this Letter of Transmittal is binding upon my heirs, personal representatives, successors and assigns.

I understand that tenders of Outstanding Notes according to the procedures described in the section of the Prospectus entitled “The Exchange Offer—Procedures for Tendering” and in the instructions included in this Letter of Transmittal constitute a binding agreement between myself and Transmeridian, subject to the terms and conditions of the Exchange Offer.

Unless I have provided other instructions in this Letter of Transmittal below under “Special Issuance Instructions,” please issue the certificates representing Exchange Notes issued in exchange for my tendered and accepted Outstanding Notes in my name, and issue any replacement certificates for Outstanding Notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise below under “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for tendered and accepted Outstanding Notes and any certificates for Outstanding Notes that were not tendered or not exchanged, as well as any accompanying documents, to me at the address shown below my signature. If both “Special Issuance Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for my tendered and accepted Outstanding Notes in the name(s) of, and return any certificates representing Outstanding Notes that were not tendered or exchanged to, the person(s) so indicated. I understand that if Transmeridian does not accept any of the tendered Outstanding Notes for exchange, Transmeridian has no obligation to transfer any Outstanding Notes from the name of the registered Holder(s) according to my instructions below under “Special Issuance Instructions” and “Special Delivery Instructions.”

SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)	SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)

To be completed only (i) if Outstanding Notes in a principal amount not tendered, or Exchange Notes issued in exchange for Outstanding Notes accepted for exchange, are to be issued in the name of someone other than you, or (ii) if Outstanding Notes tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at the Book-Entry Transfer Facility. Issue Exchange Notes and/or Outstanding Notes to:

To be completed ONLY if Exchange Notes are to be issued or sent to someone other than you or to you at an address other than as indicated above. ☐ Mail ☐ Issue (check appropriate boxes) certificates to:

Name	Name
(Type or Print)	(Type or Print)

Address	Address

(Zip Code)	(Zip Code)

(Tax Identification or Social Security Number)	(Tax Identification or Social Security Number)

(Complete Substitute Form W-9)

Credit unexchanged Outstanding Notes delivered by book-entry transfer to the Book-Entry Transfer Facility set forth below:

Book-Entry Transfer Facility Account Number:

SPECIAL BROKER-DEALER INSTRUCTIONS

☐	Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

Name

Address

(Zip Code)

IMPORTANT

PLEASE SIGN HERE WHETHER OR NOT

OUTSTANDING NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Complete Accompanying Substitute Form W-9)

(Signature(s) of Registered Holders of Outstanding Notes)

Dated                     , 2006

(The above lines must be signed by the registered holder(s) of Outstanding Notes as its/their name(s) appear(s) on the Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Outstanding Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (i) set forth his or her full title below and (ii) unless waived by Transmeridian, submit evidence satisfactory to Transmeridian of such person’s authority so to act. See Instructions 1 and 5 below regarding completion of this Letter of Transmittal.)

Name(s)

(Please Type or Print)

Capacity:

Address:

(Include Zip Code)

Area Code and Telephone Number:

MEDALLION SIGNATURE GUARANTEE

(If Required by Instructions 1 and 4)

Certain signatures must be Guaranteed by an Eligible Institution.

Signature(s) Guaranteed by an Eligible Institution:

               (Authorized Signature)

(Title)

(Name of Firm)

(Address, Include Zip Code)

(Area Code and Telephone Number)

Dated:                     , 2006

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND OUTSTANDING NOTES. The tendered Outstanding Notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this Letter of Transmittal and all other required documents, must be received by the Exchange Agent at its address listed on the cover page of this Letter of Transmittal prior to the Expiration Time. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, TRANSMERIDIAN RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION TIME TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND THIS LETTER OF TRANSMITTAL OR YOUR OUTSTANDING NOTES TO TRANSMERIDIAN OR DTC.

If you wish to tender your Outstanding Notes, but:

•	the certificates for your Outstanding Notes are not immediately available;

•	the certificates for your Outstanding Notes, this Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Time; or

•	you are unable to complete the procedures for delivery of your Outstanding Notes by book-entry transfer prior to the Expiration Time;

you must tender your Outstanding Notes according to the guaranteed delivery procedures. A summary of the procedures follow, but you should read the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures” for more complete information. As used in this Letter of Transmittal, an “Eligible Institution” is any participant in a recognized Medallion Signature Guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act.

For a tender made through the guaranteed delivery procedures to be valid, the Exchange Agent must receive a properly completed and executed Notice of Guaranteed Delivery or a facsimile thereof prior to the Expiration Time. The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:

•	state your name and address;

•	list the certificate numbers of your Outstanding Notes or account number at the book-entry transfer facility (as the case may be), and principal amounts of the Outstanding Notes being tendered;

•	state that the tender of your Outstanding Notes is being made through the Notice of Guaranteed Delivery; and

•	guarantee that this Letter of Transmittal, or a facsimile of it, the certificates representing the Outstanding Notes or a confirmation of DTC book-entry transfer (as the case may be), and all other required documents will be deposited with the Exchange Agent by the Eligible Institution within three American Stock Exchange trading days after the Expiration Time.

The Exchange Agent must receive the certificates representing your Outstanding Notes, or a confirmation of DTC book-entry transfer, in proper form for transfer, this Letter of Transmittal and all other required documents within three American Stock Exchange trading days after the Expiration Time or your tender will be invalid and may not be accepted for exchange.

Transmeridian has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Outstanding Notes, and its decision will be final and binding. Transmeridian’s interpretation of the terms and conditions of the Exchange Offer, including the instructions contained in this Letter of Transmittal and in the section of the Prospectus entitled “The Exchange Offer—Conditions,” will be final and binding on all parties.

Transmeridian has the absolute right to reject any or all of the tendered Outstanding Notes if (1) the Outstanding Notes are not properly tendered or (2) in the opinion of Transmeridian or its counsel, the acceptance of those Outstanding Notes would be unlawful.

Transmeridian may also decide to waive any conditions, defects, or invalidity of any tender of Outstanding Notes and accept such Outstanding Notes for exchange. Any defect or invalidity in any tender of Outstanding Notes that is not waived by Transmeridian must be cured within the period of time set by Transmeridian.

It is your responsibility to identify and cure any defect or irregularity in the tender of your Outstanding Notes. A tender of your Outstanding Notes will not be considered to have been made until any defect or irregularity is cured or waived. While Transmeridian intends to notify you of defects or irregularities with respect to a tender of your Outstanding Notes, neither Transmeridian, the Exchange Agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or irregularity in your tender of Outstanding Notes. Promptly after the Expiration Time, the Exchange Agent will return to the Holder any Outstanding Notes that were invalidly tendered if the defect or irregularity has not been cured or waived.

2. TENDER BY HOLDER. You must be a Holder of Outstanding Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Outstanding Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this Letter of Transmittal on your behalf. Before completing and executing this Letter of Transmittal and delivering the registered Holder’s Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name, or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Outstanding Notes may take a significant period of time.

3. PARTIAL TENDERS. If you are tendering less than the entire principal amount of Outstanding Notes represented by a certificate, you should fill in the principal amount you are tendering in the last column of the box entitled “Description of Outstanding Notes Tendered.” The entire principal amount of Outstanding Notes listed on the certificates delivered to the Exchange Agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all Outstanding Notes is not tendered, a certificate will be issued for the principal amount of the Outstanding Notes not tendered.

Unless a different address is provided in the appropriate box on this Letter of Transmittal, certificate(s) representing Exchange Notes issued in exchange for any tendered and accepted Outstanding Notes will be sent to the registered Holder at his, her or its registered address promptly after the Outstanding Notes are accepted for exchange. In the case of Outstanding Notes tendered by book-entry transfer, any untendered Outstanding Notes and any Exchange Notes issued in exchange for tendered and accepted Outstanding Notes will be credited to the appropriate account at DTC.

4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If you are the registered Holder of the Outstanding Notes tendered with this

Letter of Transmittal and are signing this Letter of Transmittal, your signature must match exactly with the name(s) written on the face of the Outstanding Notes. There can be no alteration, enlargement, or change in your signature in any manner. If certificates representing the Exchange Notes or certificates issued to replace any Outstanding Notes you have not tendered are to be issued to you as the registered Holder, do not endorse any tendered Outstanding Notes and do not provide a separate bond power.

If Exchange Notes or any replacement Outstanding Notes certificates will be issued to someone other than you, you must either properly endorse the Outstanding Notes you have tendered or deliver with this Letter of Transmittal a properly completed bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If you are signing this Letter of Transmittal but are not the registered Holder(s) of any Outstanding Notes listed in this Letter of Transmittal under “Description of Outstanding Notes Tendered,” the Outstanding Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered Holder(s) exactly as it appears on the Outstanding Notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

If this Letter of Transmittal, any Outstanding Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by Transmeridian, evidence satisfactory to Transmeridian of that person’s authority to act must be submitted with this Letter of Transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNLESS ONE OF THE FOLLOWING SITUATIONS APPLY: (1) If this Letter of Transmittal is signed by the registered Holder(s) of the Outstanding Notes tendered with this Letter of Transmittal and such Holder(s) has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions;” or (2) If the Outstanding Notes are tendered for the account of an Eligible Institution.

5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and address of the person signing this Letter of Transmittal, you should indicate, in the applicable box or boxes, the name and address where Outstanding Notes issued in replacement for any untendered or tendered but unaccepted Outstanding Notes should be issued or sent. If replacement Outstanding Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6. TRANSFER TAXES. Transmeridian will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes in the Exchange Offer. However, transfer taxes will be payable by you (or by the tendering Holder if you are signing this Letter of Transmittal on behalf of a tendering Holder) if:

•	certificates representing Exchange Notes or notes issued to replace any Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered Holder; or

•	a transfer tax is imposed for any reason other than the exchange of Outstanding Notes pursuant to the Exchange Offer. If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder. Until those transfer taxes are paid, Transmeridian will not be required to deliver any Exchange Notes required to be delivered to, or at the direction of, such tendering Holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the Outstanding Notes listed in this Letter of Transmittal.

7. SUBSTITUTE FORM W-9. You must provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the enclosed Substitute Form W-9. If the Holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Substitute Form W-9, you may be subject to 28% federal income tax withholding on certain payments made to the Holders of Exchange Notes. Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding requirements. For additional information, please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. To prove to the Exchange Agent that a foreign individual qualifies as an exempt Holder, the foreign individual must submit a Form W-8, Form W-8 BEN or other similar statement, signed under penalties of perjury, certifying as to that individual’s exempt status. You can obtain the appropriate form from the Exchange Agent.

8. VALIDITY OF TENDERS. All questions as to the validity, form, eligibility (including time of receipt), acceptance or withdrawal of Outstanding Notes tendered for exchange will be determined by Transmeridian, in its sole discretion, which determination shall be final and binding. Transmeridian reserves the absolute right to reject any or all tenders not properly tendered or to not accept any particular Outstanding Notes which acceptance might, in the judgment of Transmeridian or its counsel, be unlawful. Transmeridian also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Time (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). Transmeridian’s interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Time (including this Letter of Transmittal and the instructions thereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such period of time as Transmeridian shall determine. While Transmeridian intends to notify you of defects or irregularities with respect to a tender of your Outstanding Notes, neither Transmeridian, the Exchange Agent nor any other person shall be under any duty to give you notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Time.

9. WAIVER OF CONDITIONS. Transmeridian may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Outstanding Notes in the Exchange Offer are described in the section of the Prospectus entitled “The Exchange Offer—Conditions.”

10. NO CONDITIONAL TENDER. No alternative, conditional or contingent tender of Outstanding Notes will be accepted.

11. MUTILATED, LOST, STOLEN OR DESTROYED OUTSTANDING NOTES. If the certificates representing your Outstanding Notes have been mutilated, lost, stolen or destroyed, you should contact the Exchange Agent at the address listed on the cover page of this Letter of Transmittal for further instructions.

12. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. If you have questions, need assistance, or would like to receive additional copies of the Prospectus or this Letter of Transmittal, you should contact the Exchange Agent at the address listed on the cover page of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

13. WITHDRAWAL. Tenders may be withdrawn only pursuant to the withdrawal rights described in the section of the Prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

TO BE COMPLETED BY ALL TENDERING HOLDERS

(SEE INSTRUCTION 7)

SUBSTITUTE FORM W-9	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE	PART 2—Certification—Underpenalties of perjury, I certify that:	PART 3—

	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and	Awaiting TIN

PAYEE’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and

Please complete the Certificate of Awaiting Taxpayer Identification Number below.

(3) I am a U.S. person (including a U.S. resident alien).

Certificate Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of unreported interest or dividends. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE:

DATE:                         , 2006

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF CERTAIN PAYMENTS MADE TO YOU WITH RESPECT TO THE EXCHANGE NOTES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

SIGNATURE:

DATE:                     , 2006

CERTIFICATE FOR FOREIGN RECORD HOLDERS

Under penalties of perjury, I certify that I am not a United States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).

SIGNATURE:

DATE:                     , 2006